                                                                  EXHIBIT 99.j1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our reports dated October 14, 2004, relating to the financial statements and financial highlights which appear in the August 31,
2004 Annual Reports to Shareholders of the California Tax-Free Money Market
Fund, California Limited-Term Tax-Free Fund, California Intermediate-Term
Tax-Free Fund, California Long-Term Tax-Free Fund and California High-Yield
Municipal Fund, which are also incorporated by reference into the Registration
Statement. We also consent to the references to us under the headings "Financial
Highlights", "Independent Registered Public Accounting Firm" and Financial
Statements" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Kansas City, Missouri
December 23, 2004